For Immediate Release

U.S. ENERGY CORP. PROVIDES OPERATIONAL UPDATE

COMPANY INITIATES OPERATIONS OF ITS APACHE PROJECT IN SOUTHEASTERN COLORADO

FOUR BAKKEN WELLS COMPLETED DURING SECOND QUARTER

RIVERTON, Wyoming – June 28, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), today announced an update on its oil and gas drilling programs.

Colorado Operated Program – 3,000 gross / 2,400 acres net to USEG

The Thompson 9-1-4 well spud on June 18th and is currently drilling towards its target depth of ~6,000 ft.  The target objective is the Mississippian formation.  The Company anticipates reaching total depth in late June.  If successful, the Company plans to produce the well for a period of time to evaluate well performance and plan for further drilling initiatives as warranted.

Williston Basin, North Dakota

Rough Rider Program – 19,200 gross / 5,500 acres net to USEG

U.S. Energy Corp. has 18 producing wells in the Rough Rider acreage block under the drilling program with Brigham Exploration.  To date, all fifteen of the Company’s 1,280 acre spacing units are held by production and 4 additional infill wells are scheduled to be drilled and completed in the second half of 2011.

Completed wells during the second quarter of 2011.

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The Brad Olson 9-16 #3H well was completed with 32 fracture stimulation stages and had an early 24-hour flow back rate of 2,375 BOE/D.  The well began flowing to sales in early May, 2011.  The Company has an approximate 31% working interest (“WI”) and 25% net revenue interest (“NRI”) in this well.

Press Release
June 28, 2011

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The Kalil Farms 14-23 #1H well was completed with 33 fracture stimulation stages and had an initial flow back rate of 1,603 BOE/D.  The well began flowing to sales in late May, 2011.  The Company has an approximate 20% WI and 16% NRI in this well.

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The MacMaster 11-2 #1H well was completed with 34 fracture stimulation stages and had an initial flow back rate of 1,129 BOE/D.  The well began flowing to sales in late May, 2011.  The Company has an approximate 41% WI and 32% NRI in this well.

•	Completion initiatives are currently underway at the Hovde 33-4 #1H well, and the well is currently flowing to sales. The Company has an approximate 25% WI and 20% NRI in this well.

Note:  During the second quarter of 2011, production and completion operations in the Rough Rider area have been hampered by one of the worst winters in North Dakota history along with one of the wettest springs on record.  Significant rainfall and flooding have continued to impact road travel, trucking of produced oil and access to numerous flooded sites in the basin.  Thus far, only the Sedlacek Trust well (~48% WI/~38% NRI) has experienced site flooding, which will continue to impact production from that well until the water has receded in the Missouri and Yellowstone River flood plains.

Yellowstone and SE HR Programs – 39,680 gross / 6,200 acres net to USEG
First three wells drilled are scheduled to be completed in Q3 2011

•	Operator Zavanna LLC has drilled three wells to total depth (“TD”) under the initial drilling program with USEG, the Cheryl 14-23 #1H, the Olson 8-15 #1H and the Koufax 3-10 #1H.

o	The Company has an approximate 39% WI / 30% NRI in the Cheryl 14-23 #1H well.
o	The Company has an approximate 30% WI / 23% NRI in the Olson 8-15 #1H well.
o	The Company has an approximate 20% WI / 15.4 % NRI in the Koufax 3-10 #1H well.

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As previously announced, the Company is also participating in a Murex Petroleum Corporation-operated well in the Yellowstone acreage block.  The Amy Michelle 16-23 #1H well was drilled to depth and completion initiatives took place in early June 2011.  The well was completed with 15 fracture stimulation stages using a sliding sleeve and had an initial production rate of ~750 BOE/D over the first 5 days of production.  The Company has an approximate 8.9% WI and 6.9% NRI in the well.

Press Release
June 28, 2011

Precision Drilling Rig Contracted from June 2011 through June 2012

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The first well in the Zavanna-Precision drilling rig program, the Wang 10-3 #1H, is currently drilling in the horizontal portion of the well bore.  The Company has an approximate 17.6% WI and 13.55% NRI in this well.

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An additional nine drilling locations have been identified and tentatively scheduled for drilling.  The drilling program between June 2011 and June 2012 calls for approximately 10 gross wells to be drilled.  Zavanna tentatively plans to begin its completion initiatives in July 2011 utilizing 35 fracture stimulation stages (excluding the Murex operated wells).  The Company will provide updates to this segment of the program commensurate to operational progress.

San Joaquin Basin – California

The Moose Prospect in the San Joaquin Basin of California has been issued its permit to drill from the State of California.  At this time the well location remains under approximately three feet of water due to high water runoff from the Sierra Nevada Mountains.  The Kern Water Bank stores excess water supplies that are available when runoff is plentiful to recharge an underground aquifer.  The stored water is then recovered in times of need by pumping it out with wells.  It is anticipated that the site will be drill ready sometime in August or early September of this year.

Eagle Ford Oil Window – Texas

Completion initiatives are currently underway on the KM Ranch #1 well in Zavala County, Texas.  The Company has a 30% WI in this well and the Leona River leasehold overall with Crimson Exploration.  Well results are planned to be released at a future date pending evaluation of the wells initial performance.

Keith Larsen, CEO of U.S. Energy Corp. stated, “Although weather has been a factor for operators this spring in the Williston Basin, we are pleased to now have eighteen producing wells in our partnership with Brigham, which should help offset some of the weather-related production down days we experienced during the second quarter of 2011.”  He added, “We also look forward to announcing the initial results and from our Apache Prospect and both the Zavanna and Cirque drilling programs in the coming weeks.”

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Press Release
June 28, 2011

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol “USEG”.

Disclosure Regarding Forward-Looking Statements

This news release includes statements which may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward-looking statements in this release relate to, among other things, USE's drilling of wells with industry partners, its ownership interests in those wells and their expected drilling and completion costs, anticipated spud and completion dates, oil and natural gas resource targets or goals for the wells, and estimated production rates.  There is no assurance that any of the wells (referenced in this press release) will be productive or economic.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010 and the Form 10-Q for the period ended March 31, 2011 filed May 9, 2011).  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com